UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2010

UNIVERSITY GENERAL HEALTH SYSTEM, INC.
(Formerly SeaBridge Freight Corp.)

Nevada	333-140567	71-0822436
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

2327 South Dock Street, Palmetto, FL	34221
(Address of principal executive offices)	(Zip Code)

(941) 981-3850
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 is being filed to amend and supplement Item 9.01 of the Current Report on Form 8-K filed by Seabridge Freight, Corp. (formerly TrinityCare Senior Living, Inc.) (the “Company”) on September 14, 2010 (the “Original Form 8-K”) and to include the historical financial statements of Seabridge Freight, Inc. (a wholly owned subsidiary of Seabridge Freight, Corp.).

Item 9.01. Financial Statements and Exhibit.

(a)         Financial Statements of Businesses Acquired.

The audited financial statements of Seabridge Freight, Inc. as of December 31, 2009 and 2008, and for the years then ended and the unaudited financial statements of Seabridge Freight, Inc. as of June 30, 2010 and for the interim six-month periods ended June 30, 2010 and 2009, are filed as Exhibit 99.1 to this Current Report on Form  8-K/A.

(b)         Exhibit.

Exhibit No.	Description

99.1
Audited financial statements of Seabridge Freight, Inc. as of December 31, 2009 and 2008, and for the years then ended and unaudited financial statements of Seabridge Freight, Inc. as of June 30, 2010 and for the interim six-month periods ended June 30, 2010 and 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seabridge Freight, Corp.

Date: May 6, 2011	By:	/s/ Mike Shea
Name: Mike Shea
Title: CEO and Chairman

Exhibit 99.1

SEABRIDGE FREIGHT, INC.

    Financial Statements

Six Months Ended June 30,
2010 and 2009 (unaudited)
                 and
Years Ended December 31,
        2009 and 2008

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Seabridge Freight, Inc.
Palmetto, Florida

We have audited the accompanying balance sheets of Seabridge Freight, Inc. (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seabridge Freight, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred significant losses and negative cash from operations, and has a significant working capital deficit. Those conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 11 to the financial statements, on September 7, 2010, the Company completed a business combination in which it was the accounting acquirer in a reverse merger transaction, and effective March 28, 2011, the Company was involved in another business combination accounted for as a reverse merger transaction in which it was the accounting acquiree. The latter transaction included an agreement and plan of reorganization in which the Company’s assets, liabilities and operations were spun off to shareholders.

/s/ Moss, Krusick & Associates, LLC

May 6, 2011
Winter Park, Florida

Seabridge Freight, Inc. BALANCE SHEETS

June 30, 2010 (unaudited) and December 31, 2009 and 2008

	June 30,	December 31,
	2010	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$25,419	$-	$300,659
Accounts receivable	241,459	241,810	121,490
Prepaid expenses	66,650	145,888	160,731

Total current assets	333,528	387,698	582,880

Property and equipment, net	33,959	39,434	43,694
Deposits	5,268	5,268	4,818

Total assets	$372,755	$432,400	$631,392

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Bank overdraft	$-	$20,587	$-
Accounts payable and accrued expenses	825,820	2,337,046	225,443
Insurance premium payable	114,717	170,149	167,592
Deferred revenue	-	-	7,000
Accrued interest payable	87,716	57,233	18,629
Due to factor	360,750	168,660	-
Notes payable - related party	1,737,569	176,396	775,000

Total current liabilities	3,126,572	2,930,071	1,193,664

Notes payable	1,370,037	-	-

Total liabilities	4,496,609	2,930,071	1,193,664

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.01 par value, 100,000,000 shares
authorized, 61,176,471, 61,176,471, and 26,000,000
shares issued and outstanding	611,765	611,765	260,000
Additional paid-in capital	2,388,235	2,388,235	(260,000)
Accumulated deficit	(7,128,854)	(5,497,671)	(562,272)

Total stockholders' equity (deficit)	(4,123,854)	(2,497,671	(562,272)

Total liabilities and stockholders' equity (deficit)	$372,755	$432,400	$631,392

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2010 and 2009 (unaudited) and Years Ended December 31, 2009 and 2008

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)

OPERATING REVENUES	$1,968,718	$1,800,750	$3,205,578	$114,490

OPERATING EXPENSES
Salaries, wages, and benefits	239,515	266,244	576,708	135,435
Purchased transportation and contracts of
affreightment	1,450,241	1,941,500	3,612,848	256,700
Fuel	360,737	419,520	1,013,593	112,103
Other direct voyage expenses	1,511,188	1,270,074	2,481,134	61,840
Insurance and claims	77,588	80,359	167,074	6,860
Communications and utilities	3,726	3,236	7,572	1,879
Depreciation and amortization	5,475	4,446	8,892	1,854
Professional fees	1,054	30,754	47,221	5,982
Operating and maintenance expenses	145,141	66,489	124,648	20,843

	3,794,655	4,082,622	8,039,690	603,496

OPERATING INCOME (LOSS)	(2,039,884)	(2,281,872)	(4,834,112)	(489,006)

NONOPERATING INCOME (EXPENSE)
Interest expense	(95,985)	(49,682)	(101,287)	(17,177)
Gain on troubled debt restructuring	295,749	-	-	-
Interest income	-	-	-	43

	199,765	(49,682)	(101,287)	(17,134)

NET INCOME (LOSS)	$(1,626,183)	$(2,331,554)	$(4,935,399)	$(506,140)

The accompanying notes are an integral part of these financial statements.

SeaBridge Freight, Inc.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

Years Ended December 31, 2009 and 2008 and Six Months Ended June 30, 2010 (unaudited)

					Total
			Additional		Stockholders'
	Common Stock		Paid In	Accumulated	Equity
	Shares	Par Value	Capital	Deficit	(Deficit)

December 31, 2007 - balances	26,000,000	$260,000	$(260,000)	$(56,132)	$(56,132)

Net loss - 2008	-	-	-	(506,140)	(506,140)

December 31, 2008 - balances	26,000,000	260,000	(260,000)	(562,272)	(562,272)

Conversion of debt to equity	26,000,000	260,000	1,740,000	-	2,000,000

Conversion of debt to equity	9,176,471	91,765	908,235	-	1,000,000

Net loss - 2009	-	-	-	(4,935,399)	(4,935,399)

December 31, 2009 - balances	61,176,471	611,765	2,388,235	(5,497,671)	(2,497,671)

Net loss - six months ended
June 30, 2010 (unaudited)	-	-	-	(1,626,183)	(1,626,183)

June 30, 2010 - balances (unaudited)	61,176,471	$611,765	$2,388,235	$(7,123,854)	$(4,123,854)

The accompanying notes are an integral part of these financial statements.

SeaBridge Freight, Inc.

STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2010 and 2009 (unaudited) and Years Ended December 31, 2009 and 2008

	Six Months Ended June 30,		Years Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,626,183)	$(2,331,554)	$(4,935,399)	$(506,140)
Adjustments to reconcile net income (loss) to
net cash used by operations:
Gain on troubled debt restructuring	(295,749)	-	-	-
Expenses paid by shareholders through
notes payable	88,173	213,615	313,615	-
Depreciation expense	5,475	4,446	8,892	1,854
(Increase) decrease in accounts receivable	351	57,449	(120,320)	(121,490)
(Increase) decrease in security deposit	-	(450)	(450)	(4,818)
(Increase) decrease in prepaid insurance	79,238	82,323	14,843	(160,731)
Increase (decrease) in bank overdraft	(20,587)	-	20,587	-
Increase (decrease) in accounts payable
and accrued expenses	154,560	1,283,391	2,111,603	225,443
Increase (decrease) in deferred revenue	-	11,000	(7,000)	7,000
Increase (decrease) in accrued interest	30,483	14,132	38,604	17,889

Net cash used by operating activities	(1,584,239)	(665,648)	(2,555,025)	(540,993)

CASH FLOWS USED BY INVESTING ACTIVITIES
Purchase of property and equipment	-	(4,632)	(4,632)	(45,548)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from factoring loans, net	192,090	25,033	168,660	-
Proceeds from related party notes payable	1,473,000	1,032,781	2,162,781	685,000
Payments on related party notes payable	-	(25,000)	(75,000)	(10,000)
Increase (decrease) in insurance premium
payable	(55,432)	(122,674)	2,557	167,592

Net cash provided by financing activities	1,609,658	910,140	2,258,998	842,592

Net increase (decrease) in cash	25,419	239,860	(300,659)	256,051

Cash and equivalents, beginning of period	-	300,659	300,659	44,608

Cash and equivalents, end of period	$25,419	$540,519	$-	$300,659

Supplemental cash flow information:
Cash paid for interest	$65,502	$35,550	$62,683	$712

Cash paid for income taxes	$-	$-	$-	$-

Supplemental disclosure of non-cash activities:
Conversion of related party notes payable
to common stock	$-	$-	$(3,000,000)	$-

Conversion of accounts payable to
notes payable	$1,370,037	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Seabridge Freight, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008 and June 30, 2010 (unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

SeaBridge Freight, Inc. (the “Company” ) is a Delaware Corporation that was incorporated on November 20, 2007. It is an American Flag marine transportation company currently offering marine highway services between Port Manatee, Florida and Brownsville, Texas. The Company’s headquarters are in Palmetto, Florida. The Company, which had its first voyage during December 2008, is a pioneer in creating the US marine highway industry, providing the most environmentally friendly, safe, cost efficient container-on-barge, blue water, intermodal freight service through geographical advantaged routes. Utilizing a direct water route is more than 562 statute miles shorter than the land route (810 statute miles vs. 1,372 statute miles), the Company presents a more environmentally friendly alternative that economically connects the Mexico/South Texas and Southeastern US markets. As a reliable alternative freight transportation option for shippers the Company’s services can be integrated with third party logistics providers, truckers and intermodal rail carriers to significantly lower freight costs. The Company has a December 31 year end.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Reporting

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. Revenues and expenses are reported on the accrual basis, which means that income is recognized as it is earned and expenses are recognized as they are incurred.

Management is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal  accounting  control is designed to assure,  among other items, that 1) recorded  transactions  are valid; 2) valid  transactions  are recorded;  and 3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

Unaudited Interim Financial Information

The accompanying balance sheet as of June 30, 2010, the statements of operations and of cash flows for the fiscal six months ended June 30, 2010 and 2009, and the statement of stockholders’ equity (deficit) for the fiscal six months ended June 30, 2010 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statement and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position at June 30, 2010 and results of operations and cash flows for the fiscal six months ended June 30, 2010 and 2009. The financial data and other information disclosed in these notes to the consolidated financial statements related to the fiscal six-month periods are unaudited. The results for the fiscal six months ended June 30, 2010 are not necessarily indicative of the results to be expected for the year ending December 31, 2010 or for any other interim or future periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Seabridge Freight, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008 and June 30, 2010 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Cash includes all cash and highly liquid investments with original maturities of three months or less.  The Company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the estimated remaining life in measuring whether the assets are recoverable. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statement of operations.

Allowance for Doubtful Accounts and Revenue Adjustments

The Company maintains an allowance for doubtful accounts based upon the expected collectability of accounts receivable reflective of its historical collection experience. In circumstances in which management is aware of a specific customer’s inability to meet its financial obligation to the Company (for example, bankruptcy filings, accounts turned over for collection or litigation), the Company records a specific reserve for the bad debts against amounts due. For all other customers, the Company recognizes reserves for these bad debts based on the length of time the receivables are past due and other customer specific factors including, type of service provided, geographic location and industry. The Company monitors its collection risk on an ongoing basis through the use of credit reporting agencies. Accounts are written off after all means of collection, including legal action, have been exhausted. The Company does not require collateral from its trade customers. As of June 30, 2010 and December 31, 2009 and 2008, the Company has not recorded any allowance for doubtful accounts.

Materials and Supplies

    Materials and supplies consist primarily of fuel inventory aboard vessels and inventory for maintenance of property and equipment. Fuel, materials and supplies are carried at average cost.

Property and Equipment

    Property and equipment are stated at cost. Routine maintenance, repairs, and removals, not included in the Company’s bare boat agreements of affreightment, other than vessel dry-dockings are charged to expense.

    Expenditures that materially increase values, change capacities or extend useful lives of the assets are capitalized. Depreciation and amortization is computed by the straight-line method over the estimated useful lives of the assets of 6 to 40 years. Leasehold improvements are generally amortized over the term of the lease and first renewal, and improvements to leased vessels are amortized over 6 years.

The Company takes advantage of vessel dry-dockings to also perform normal repair and maintenance procedures on the vessels. These routine vessel maintenance and repair procedures are charged to expense as incurred. In addition, the Company will occasionally during a vessel dry-docking, replace vessel machinery or equipment and perform procedures that materially enhance capabilities of a vessel. In these circumstances, the expenditures are capitalized and depreciated over the estimated useful lives.

Seabridge Freight, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008 and June 30, 2010 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Insurance Reserves

The Company maintains insurance for casualty, property and health claims. Most of the Company’s insurance arrangements include a level of self-insurance. Reserves are established based on the value of cargo damaged and the use of current trends and historical data for other claims. These estimates are based on historical information along with certain assumptions about future events.

Income Taxes

The Company accounts for income taxes under the liability method whereby deferred tax assets and liabilities are measured using enacted tax laws and rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effects on deferred tax assets and liabilities of subsequent changes in the tax laws and rates are recognized in income during the year the changes are enacted. Deferred tax assets are reduced by a valuation allowance when, in the judgment of management, it is more likely than not that some portion or all of the deferred tax assets will not be realizable.

The Financial Accounting Standards Board has issued guidance on Accounting for Uncertainty in Income Taxes, FASB ASC 740, Income Taxes which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Management has concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. When applicable, the Company will include interest and penalties related to uncertain tax positions in income tax expense.

Stock-Based Compensation

The Company accounts for stock issued to employees, officers and directors in accordance with accounting standards for share-based payments which requires all new share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.

Revenue Recognition

In accordance with Accounting Standard Codification (“ASC”) 605-20-25-13, “Services for Freight-in-Transit at the End of a Reporting Period,” the Company records transportation revenue and expenses ratably over the duration of a voyage based upon the relative transit time in each reporting period commonly referred to as the “percentage of completion” method.  Voyage expenses to complete delivery when the cargo first sails from its point of origin are accrued and recognized ratably over the relative transit time.. The Company believes this method of revenue recognition does not result in a material difference in reported net income on an annual or quarterly basis as compared to recording transportation revenue between accounting periods based upon the relative transit time within each respective period with expenses recognized as incurred. The Company recognizes revenue and related costs of sales for terminal and other services upon completion of services.

Net demurrage is a charge assessed for failure to return empty freight equipment on time less a demurrage related allowance for bad debt. The Company recognizes demurrage revenue based on negotiated fees included in the contracts of its customers. These amounts are computed daily and included in “Operating Revenue.”

Seabridge Freight, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008 and June 30, 2010 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In accordance with ASC Topic 605-45 (previously EITF Issue 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent), the Company generally recognizes revenue on a gross basis, as opposed to a net basis similar to a commission arrangement, because it bears the risks and benefits associated with revenue-generated activities by, among other things: (1) acting as a principal in the transaction; (2) establishing prices; (3) managing all aspects of the shipping process; and (4) taking the risk of loss for collection, delivery, and returns. Certain transactions to provide specific services are recorded at the net amount charged to the client due to the following key factors: (a) the Company does not have latitude in establishing pricing; and (b) the Company has credit risk for only the net revenue earned from its client while the carrier has credit risk for the transportation costs.

Fair Value of Financial Instruments

The Company follows accounting guidance relating to fair value measurements. This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 – quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date. Level 2 – inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Level 3 – unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the unobservable inputs.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Effective October 15, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) new Accounting Standard Codification (“ASC” or “Codification”) as the single source of authoritative accounting guidance under the Generally Accepted Accounting Principles Topic. The ASC does not create new accounting and reporting guidance, rather it reorganizes U.S. GAAP pronouncements into approximately 90 topics within a consistent structure. All guidance in the ASC carries an equal level of authority. Relevant portions of authoritative content, issued by the U.S. Securities and Exchange Commission (“SEC”) for SEC reporting entities, have been included in the ASC. After the effective date of the Codification, all non-grandfathered, non-SEC accounting literature not included in the ASC was superseded and deemed non- authoritative. Adoption of the Codification also changed how the U.S. GAAP is referenced in financial statements.

Effective June 15, 2009, the Company adopted new guidance to the Subsequent Events - ASC Topic 855. The Subsequent Events Topic establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Entities are required to disclose the date through which subsequent events were evaluated as well as the date the financial statements were issued or available to be issued. Management has evaluated the effect subsequent events would have on the financial statements through the time these financial statements were issued or available to be issued on May 6, 2011.

Seabridge Freight, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008 and June 30, 2010 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company adopted new guidance to the “Business Combinations Topic” of the FASB ASC Topic 805, which was originally effective for fiscal years ending after November 1, 2008. This guidance establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The adoption of this guidance had no impact on the financial statements presented.

In April 2009, the FASB issued additional guidance under the “Fair Value Measurements and Disclosures Topic” of the ASC. This topic relates to determining fair values when there is no active market or where the price inputs being used represent distressed sales. This additional guidance requires the entity to (i) evaluate certain factors to determine whether there has been a significant decrease in the volume and level of activity for the asset or liability when compared with normal market activity, (ii) consider whether the preceding indicates that transactions or quoted prices are not determinative of fair value and, if so, whether a significant adjustment thereof is necessary to estimate fair value, and (iii) ignore the intent to hold the asset or liability when estimating fair value. This additional guidance also provides guidance in determining whether a transaction is orderly (or not orderly) when there has been a significant decrease in the volume and level of activity for the asset or liability, based on the weight of available evidence. The Company adopted this additional guidance in its financial statements. The adoption did not have any impact on the financial statements presented.

In December 2007, the FASB issued guidance as codified in ASC 810-10, Consolidation — Non-controlling Interests (previously SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements — Amendments of ARB No. 51). ASC 810-10 states that accounting and reporting for minority interests will be recharacterized as non-controlling interests and classified as a component of equity. ASC 810-10 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS No. 160 was effective for fiscal years beginning after December 15, 2008 and had no impact on the Company’s financial statements.

The FASB recently amended its guidance surrounding an entity’s analysis to determine whether any of its variable interests constitute controlling financial interests in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has both of the following characteristics: (a) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance; and (b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity’s economic performance. The amended guidance also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. The amended guidance is effective for the first annual reporting period that begins after November 15, 2009. The adoption had no impact on the Company’s financial statements.

Seabridge Freight, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008 and June 30, 2010 (unaudited)

NOTE 3 – GOING CONCERN

The accompanying financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant net losses and negative cash from operations since inception. At June 30, 2010 and December 31, 2009, the Company had a working capital deficits of $2,967,752 and $2,497,671, and  stockholders' deficits of $4,123,854 and $2,753,817, respectively.  Management believes that current available resources will not be sufficient to fund the Company’s planned expenditures over the next 12 months.

The Company’s ability to continue to meet its obligations and to achieve its business objectives is dependent upon, among other things, raising additional capital or generating sufficient revenue in excess of costs. At such time as the Company requires additional funding, the Company will seek to raise such additional funding from various possible sources, including, the public equity market, private financings, sales of assets, collaborative arrangements and debt. If the Company raises additional capital through the issuance of equity securities or securities convertible into equity, stockholders will experience dilution, and such securities may have rights, preferences or privileges senior to those of the holders of common stock or convertible senior notes. If the Company raises additional funds by issuing debt, the Company may be subject to limitations on its operations, through debt covenants or other restrictions. If the Company obtains additional funds through arrangements with collaborators or strategic partners, the Company may be required to relinquish its rights to its marine highway knowledge base or products that it might otherwise seek to retain.

There can be no assurance that the Company will be able to raise additional funds, or raise them on acceptable terms. If the Company is unable to obtain financing on acceptable terms, it may be unable to execute its business plan, the Company could be required to delay or reduce the scope of its operations, and the Company may not be able to pay off its obligations, if and when they come due.

These factors create substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities or other adjustments that may be necessary should the Company not be able to continue as a going concern.

NOTE 4 – ACCOUNTS RECEIVABLE SOLD WITH LIMITED RECOURSE

The Company has sold some of its accounts receivable to a financial institution (the “factor”) with limited recourse.  The factor retains a 25% portion of the proceeds from the receivable sales as reserves, which are released to the Company as the receivables are collected.  The facility bears interest at rates ranging from 48.67% to 86.08% depending upon the days outstanding, and is secured by an unconditional guarantee of the Company and a first charge against the accounts receivable.  At June 30, 2010 and December 31, 2009 and 2008, the balance due to the factor under the recourse contracts was $360,750, $168,660 and zero, respectively.

Seabridge Freight, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008 and June 30, 2010 (unaudited)

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	June 30,	December 31,
	2010	2009	2008

Leasehold Improvements	$48, 180	$48, 180	$45, 548
Equipment	2, 000	2,000	-

Subtotal	50, 180	50,180	45,548
Accumulated depreciation	(16,221)	(10,746)	(1,854)

Property and equipment, net	33,959	39,434	43,694

Depreciation expense totaled $5,475, $4,446, $8,892, and $1,854 for the six months ended June 30, 2010 and 2009 and for the years ended December 31, 2009 and 2008, respectively.

NOTE 6 – TROUBLED DEBT RESTRUCTURING

In June 2010, the Company restructured its debt to three different creditors, receiving beneficial terms.  A summary of the restructured debt at June 30, 2010 is as follows:

Note 1
Accounts payable balance at May 28, 2010 -	$347,984
Conversion to a note payable bearing 5% interest, due on May 31, 2013, with 50% principal reduction	(173,992)
173,992
Note 1, as restructured

Note 2
Accounts payable balance at May 28, 2010 -	243,514
Payment required in June 2010	(23,590)
Conversion to a note payable bearing 5% interest, due on May 31, 2013, with 50% principal duction	(121,757)
Note 2, as restructured	121,757
Note 3
Accounts payable balance at May 31, 2010	1,074,288
Conversion to a note payable bearing 5% interest, due on June 10, 2015, with 50% principal reduction granted	-
Total notes payable at June 30, 2010, as restructured	$1,370,037

Seabridge Freight, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008 and June 30, 2010 (unaudited)

NOTE 6 – TROUBLED DEBT RESTRUCTURING (continued)

The restructured notes resulted in a gain on troubled debt restructuring of $295,749 for the six months ended June 30, 2010.

Scheduled maturities for notes payable for the five years subsequent to June 30, 2010 are as follows:

2013                       $    295,749
Thereafter                1,074,288

      $1,370,037

NOTE 7 – NOTES PAYABLE – RELATED PARTIES

At January 1, 2008, the Company had notes payable to three related parties in the amount of $100,000.  Two notes totaling $25,000 had no stated maturity and bore interest at 13% per annum. The remaining $75,000 was part of an overall $750,000 funding agreement, which called for interest at 7%, a maturity of November 23, 2008, and was convertible into common shares of the Company. In August 2008, the Company borrowed $10,000 from another related party at 13% and repaid $10,271 three months later.  In October 2008, the Company borrowed the $675,000 which remained from the $750,000 funding agreement.  As of December 31, 2008, the Company had notes payable of $775,000 and accrued interest of $18,629, payable to related parties.

During 2009, the Company repaid the two notes payable totaling $25,000. The Company entered into a line of credit agreement for $250,000 with the same related party with whom it had the $750,000 funding agreement.  This line called for interest at 5%, had a maturity of July 31, 2009, and also was convertible into common shares of the Company. In June 2009, the Company entered into an agreement with the same lender for $2,000,000 whereby the original $750,000 and $250,000 convertible instruments were subsumed into the agreement and an additional $1,000,000 proceeds were funded, of which $313,615 were paid directly to third party vendors on behalf of the Company. The new note called for interest at 5%, had a maturity date of June 9, 2012 and was convertible into 26,000,000 shares of the Company’s common stock.  In December 2009, the lender converted the full $2,000,000 into 26,000,000 shares.

Also in 2009, the same lender agreed to fund an additional $1,000,000 with terms calling for interest at 5%, a maturity date of July 31, 2010, and convertibility into a variable number of shares that at conversion would ensure the lender would receive 15% of the shares outstanding, including those converted under this instrument. On December 31, 2009, this lender converted the $1,000,000 outstanding into 9,176,471 shares. Also, in December 2009, the lender provided additional funding in the amount of $180,000, interest at 5% and no stated maturity.  As of December 31, 2009, the Company had notes payable to a related party totaling $176,396 and accrued interest payable of $57,233.

During the six months ended June 30, 2010 the same lender provided funding totaling $1,561,173, of which $88,173 were paid directly to third party vendors on behalf of the Company.  This debt called for interest at 5% and had no stated maturity.  As of June 30, 2010, the Company owed the related party $1,737,569 and had accrued interest payable of $87,716.

Seabridge Freight, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008 and June 30, 2010 (unaudited)

NOTE 8 – SHARE CAPITAL

The Company’s bylaws contain an Article Twelve which intended to assure that the Corporation remains in continuous compliance with the citizenship requirements of the Shipping Act, 1916, the Merchant Marine Act, 1920, and the Merchant Marine Act, 1936, all as amended, and the regulations promulgated thereunder, as such laws and regulations are amended from time to time (collectively, the “Maritime Laws”).  It is the policy of the Corporation that Non-Citizens should not Beneficially Own, individually or in the aggregate, any shares of the Corporation’s Capital Stock in excess of the Permitted Amount.  If the Board of Directors of the Corporation should conclude in its sole discretion at any time that Non-Citizens have become, or are expected to become, the Beneficial Owners, individually or in the aggregate, of shares of Capital Stock in excess of the Permitted Amount, the Board of Directors may by resolution duly adopted, ensure that the provisions of the Maritime Laws are adhered to in all respects.

NOTE 9 –  COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company may become or is subject to investigations, claims or lawsuits ensuing out of the conduct of its business. The Company is not aware of any current litigation matters except for those related to collection of past due debts, which are accrued for in the accompanying financial statements, and is currently unable to estimate the loss, if any, related to other matters.

Long Term Lease Commitments

The Company leases its office facility in Palmetto, Florida under operating leases that expires December 2010. The Company has future  minimum  lease  payments  as  of  June 30,  2010  of $14,289.

Rent expense was approximately $14,910, $29,820, and $1,226 for the six months ended June 30, 2010 and years ended December 31, 2009 and 2008, respectively.

NOTE 10 – INCOME TAXES

Deferred income taxes result primarily from expected future tax benefits to be derived from net operating loss carryforwards. The Company has recorded a valuation allowance equal to the tax benefits of the net operating losses since it is uncertain that taxable income will be realized during future periods. The net operating loss carryforwards expire between 2025 and 2030. The Company’s deferred tax assets and valuation allowances as of June 30, 2010 and December 31, 2009 and 2008 are as follows:

	June 30	December 31
	2010	2009	2008
Deferred tax asset	2,525,000	1,949,000	$199,000
Valuation allowance	(2,525,000)	(1,949, 000)	(199,000)

Net deferred tax asset	$-	$-	$-

Seabridge Freight, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008 and June 30, 2010 (unaudited)

NOTE 11 – SUBSEQUENT EVENTS

On September 7, 2010, the Company completed a business combination in which 100% of its outstanding capital stock was acquired by TrinityCare Senior Living, Inc. (TCSL) under the terms of an Agreement of Plan and Reorganization which involved the issuance of 135,000,000 right to receive shares of common stock of TCSL for 100% of the equity interests of the Company. The transaction was a reverse acquisition by a non-operating public shell and therefore accounted for as a capital transaction rather than a business combination. The Company was the accounting acquirer. The name of the combined company was subsequently changed to SeaBridge Freight Corp. (SFC)  and the Company became a 100% owned subsidiary of SFC.

Effective March 28, 2011, SFC executed an Agreement of Plan and Reorganization in which it acquired 100% of the limited partner interests of University Hospital Systems, LLP (UGH). In connection with the acquisition, SFC disposed of its 100% owned subsidiary (the Company) and received and cancelled 135,000,000 outstanding shares of its common stock from existing shareholders, and issued 232,000,000 shares of common stock to persons holding equity interests in UGH in exchange for their equity interests. The business combination was a reverse merger transaction and SFC was the accounting acquiree.